AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 25th day of March, 2013, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”) on behalf of its separate series, the Jordan Opportunity Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the fees of its separate series of the Trust; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit R to the Agreement is hereby superseded and replaced by Amended Exhibit R attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy
Name: Elaine E. Richards	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Amended Exhibit R
to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series
Jordan Opportunity Fund

Multiple Series Trust FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at September, 2009

Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
 [ ] basis points on the first $[ ] million
 [ ] basis points on the balance
 Minimum annual fee:  $[ ]

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services –  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature not required as the Fund Administration fees on this page are not changing at March 25, 2013

Amended Exhibit R (continued) – Professionally Managed Portfolios Fund Administration Agreement
FUND ADMINISTRATION & COMPLIANCE SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at September, 2009
Multiple Classes – Add the following for each class beyond the first class:
•  [ ] basis point at each level
•  $[ ] per class minimum

Legal Administration
New fund launch – as negotiated based upon specific requirements
Subsequent new fund launch – $[ ] per project
Subsequent new share class launch – $[ ] per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
•  Performance Service – $[ ] /CUSIP/month
•  Setup – $[ ] /CUSIP
•  Conversion – quoted separately
•  FTP Delivery – $[ ] setup per FTP site

Daily Compliance Services (Charles River)
•  Base fee – $[ ] /fund/year
•  Setup – $[ ] /fund group

Advisor Information Source Web Portal
•  $[ ] /fund/month
•  $[ ] /fund/month for clients using an external administration service
•  $[ ] /hour custom development – quoted based upon client requirements

SEC §15(c) Reporting
•  $[ ] per fund per report – first class
•  $[ ] per additional class report

Electronic Board Materials
•  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
•  Up to [ ] non-USBFS users including advisor, legal, audit, etc.
•  Complete application, data and user security – data encryption and password protected
•  On-line customized board materials preparation workflow
•  Includes web-based and local/off-line versions
•  Includes complete initial and ongoing user training
•  Includes 24/7/365 access via toll free number
•  Includes remote diagnostics for each user, including firewall and network issues
•  Triple server backup / failover

Annual Fee
•  $[ ] per year (includes [ ] external users)
•  $[ ] per year per additional user
•  $[ ] implementation / setup fee

Advisor’s Signature not required as the Fund Administration fees on this page are not changing at March 25, 2013
Amended Exhibit R (continued) – Professionally Managed Portfolios Fund Administration Agreement
Multiple Series Trust - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at April 1, 2013
Chief Compliance Officer Services

U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:

  •  Designation as the Trust’s Chief Compliance Officer
  •  Periodic and Annual Reporting to MST Fund Board
  •  Board Meeting Presentation and Board Support
  •  MST Fund Board Liaison For All Compliance Matters
  •  Daily Resource to Advisor CCO and Fund Board
  •  Review of Advisor Compliance Policies, Procedures and Controls
  •  Review of USBFS/USB Critical Procedures & Compliance Controls
  •  Due Diligence Review of Advisor and USBFS Service Facilities
  •  Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls

Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
  •  Quarterly USBFS Certification to Trust CCO
  •  Business Line Functions Supported
     •  Fund Administration and Compliance
             •  Transfer Agent and Shareholder Services
     •  Fund Accounting
     •  Custody Services
     •  Distribution Services
  • CCO Portal – Web On-line Access to Fund CCO Documents
  • Periodic CCO Conference Calls
  • Dissemination of Industry/Regulatory Information
  • Client & Business Line Compliance Education & Training

Chief Compliance Officer (CCO)*

$[  ] per year per fund – Effective 4/1/2013 (subject to change based on Board review and approval)

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor or sub-advisor facilities
Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the Chief Compliance Officer Fee schedule above.

By:  Windowpane Advisors, L.L.C.

Name: /s/ Barbara Malone

Title: Managing Partner                               Date: 4/24/13